As filed with the Securities and Exchange Commission on December 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNITED DEFENSE INDUSTRIES, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of	52-2059782 (I.R.S. Employer Identification No.)
incorporation of organization)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices)

United Defense Stock Option Plan
(Full title of the plan)

David V. Kolovat
Vice President, Secretary
and General Counsel
United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Name and address of agent for service)
(703) 312-6100
(Telephone number, including area code, of agent for service)

Copy to:
David M. McPherson
Latham & Watkins
555 Eleventh Street N.W., Suite 1000
Washington, D.C. 20004
(202) 637-2200

CALCULATION OF REGISTRATION FEE

	Number	Proposed maximum	Proposed maximum
Title of securities	of shares to be	offering price per	aggregate offering
to be registered	registered(1)	share(2)	price(2)	Registration fee(3)

Common Stock, par value $0.01 per share	4,000,000	$23.265	$93,060,000	$8,561.52

(1)	Represents shares of Common Stock of United Defense Industries, Inc. that may be offered or sold pursuant to the United Defense Stock Option Plan. This registration statement also relates to an indeterminate number of shares of United Defense Industries, Inc. Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2)	Estimated pursuant to Rule 457(c) based on the average high and low prices per share of United Defense Industries, Inc. Common Stock as reported on the New York Stock Exchange on December 3, 2002.

(3)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000092.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Not required to be filed with this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by United Defense Industries, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this registration statement by reference:

1.	The Company’s annual report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 22, 2002 (File No. 001-16821).

2.	The Company’s quarterly reports on Form 10-Q for the three month periods ended March 31, 2002, June 30, 2002 and September 30, 2002 filed with the Commission on May 1, 2002, August 13, 2002 and November 14, 2002, respectively.

3.	The Company’s current reports on Form 8-K, filed with the Commission on June 4, 2002, July 17, 2002 (as amended on August 13, 2002) and September 13, 2002.

4.	The description of the Company’s common stock incorporated by reference to the Company’s registration statement on Form 8-A filed with the Commission on December 13, 2001.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     The Company’s amended and restated by-laws provides for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following is a list of exhibits filed as part of this registration statement.

Exhibit
Number	Exhibit

5.1	Opinion of Latham & Watkins.
10.1	United Defense Stock Option Plan (incorporated by reference to Exhibit 4.5 of the Company’s registration statement on Form S-1 (File No. 333-71986)).
10.2*	Amendment No. 1 to the United Defense Stock Option Plan.
10.3*	Amendment No. 2 to the United Defense Stock Option Plan.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Latham & Watkins (included within Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).

*	Incorporated by reference to the Company’s Report on Form 10-Q for the quarter ended September 30, 2002.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Virginia on December 4, 2002.

UNITED DEFENSE INDUSTRIES, INC

By: /s/ Francis Raborn

Francis Raborn Vice President, Chief Financial Officer and Director

Power of Attorney

     Each person whose signature appears below authorizes Francis Raborn and David V. Kolovat, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-8 and any amendments thereto necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas W. Rabaut Thomas W. Rabaut	President, Chief Executive Officer and Director	December 4, 2002

/s/ Francis Raborn Francis Raborn	Vice President, Chief Financial Officer and Director	December 4, 2002

/s/ William E. Conway, Jr. William E. Conway, Jr.	Chairman of the Board of Directors	December 4, 2002

/s/ Frank C. Carlucci Frank C. Carlucci	Director	December 4, 2002

/s/ Peter J. Clare Peter J. Clare	Director	December 4, 2002

/s/ Allan M. Holt Allan M. Holt	Director	December 4, 2002

/s/ Robert M. Kimmitt Robert M. Kimmitt	Director	December 4, 2002

/s/ J.H. Binford Peay, III J.H. Binford Peay, III	Director	December 4, 2002

/s/ John M. Shalikashvili John M. Shalikashvili	Director	December 4, 2002

UNITED DEFENSE INDUSTRIES, INC.
INDEX TO EXHIBITS

Exhibit
Number	Exhibit

5.1	Opinion of Latham & Watkins.
10.1	United Defense Stock Option Plan (incorporated by reference to Exhibit 4.5(2) of the Company’s registration statement on Form S-1 (File No. 333-71986)).
10.2*	Amendment No. 1 to the United Defense Stock Option Plan.
10.3*	Amendment No. 2 to the United Defense Stock Option Plan.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Latham & Watkins (included within Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page hereto).

*	Incorporated by reference to the Company’s Report on Form 10-Q for the quarter ended September 30, 2002.